CRAiLAR TECHNOLOGIES INC. REPORTS ON AGM AND THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE

Portland, Ore. (November 7, 2013) CRAiLAR Technologies Inc. ("CL" or the "Company") (TSXV: CL) (OTCQB: CRLRF).

AGM results

The Company is pleased to announce the results from its Annual and Special General Meeting (the "AGM") held on November 6, 2013 in Vancouver, Canada.

In conjunction with the holding of its AGM, each of Kenneth Barker, Robert Edmunds, Jason Finnis, Miljenko Horvat, Jeremy Jones and Peter Moore were re-elected to the Board of Directors (the "Board") of the Company. In addition, at the AGM shareholders also approved the appointment of the Company's current auditor, the adoption of certain amendments to the Company's 2011 Fixed Share Option Plan and the adoption of an alteration to the Company's Articles to include certain advance notice provisions; all as set forth in the Information Circular for the AGM. Immediately following the AGM the Board met and appointed Lesley Hayes as a director of the Company and, in addition, made appointments for each of the Board's three standing Board committees and the following Company executive officers resulting:

Lesley Hayes: Kenneth Barker: Jason Finnis: Theodore Sanders: Larisa Harrison: Jay Nalbach: Thomas C. Robinson: Guy Prevost:

Chairperson;
Chief Executive Officer;
President and Chief Innovation Officer;
Chief Financial Officer and Treasurer;
Corporate Administration Officer and Secretary;
Chief Marketing Officer;
Chief Operations Officer; and
Compliance Officer and Corporate Controller.

Third Quarter results

Third Quarter Highlights:

  Adjusted EBITDA for Q3 2013 was a loss $1.6 million compared with a loss of $1.5 million for Q3 2012.

The Company, which produces and markets CRAiLAR(R) Flax fiber The Friendliest Fiber On The Planet(TM), today reported sales of $0.02 million and a net loss of $5.7 million or $0.13 per share for the third quarter ended September 28, 2013. This includes a non-cash $2.6 million charge associated with transitioning production to Europe and replacement of some equipment at its South Carolina facility. This compares with no sales and a net loss of $2.0 million or $0.05 per share for Q3 2012. Absent the charges discussed above, the Company's net loss would have been $2.7 million. The Company's Adjusted EBITDA for the quarter was a loss of $1.6 million compared with a loss of $1.5 million for Q3 2012. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see "Non-GAAP Financial Measures" below.

Noteworthy developments since last quarter:

  The Company announced in September its intention to acquire a production facility in Europe (final documents executed) that at full capacity can produce in excess of 250,000 pounds of Crailar Flax per week. The acquisition accelerates the projected timeline to profitability and cash flow breakeven by six to nine months. The substantial quality and cost advantages necessitated the immediate transfer of production of Crailar Flax production in Q3. This decision did delay $400,000 of orders into Q4. These orders have been subsequently been billed and collected.

  The Company reduced overhead required to support a fully integrated facility in South Carolina with the near-term focus on European production. These reductions, once severance is completed, will reduce quarterly Adjusted EBITDA loss to less than $1.0 million from this quarter's $1.6 million loss. Completion of a fully integrated facility in South Carolina will be postponed until the capacity of its European facility is exceeded or a strategic partner desires a dedicated facility and supports the $14 million build-out.

  The Company elected to replace the South Carolina bale entry equipment that is impeding cost efficient production of feedstock fiber. While this equipment is manufactured and installed, South Carolina will be idled for least six months to reduce cash-burn. Additionally, the Company does not intend to contract crops this season as it expects to have sufficient feedstock available. The replacement of the bale entry equipment and forgoing contract planting for 2014 resulted in a non-cash write-down of $2.6 million for equipment, seed and straw inventory.

"We are breaking new ground bringing our technology into production and we learned some difficult lessons over the past nine months" stated Ken Barker, CEO of CRAiLAR. "Much of what we are doing has never been done at scale before and setbacks are unfortunately inevitable. We have however made significant progress during the quarter positioning the Company for a prosperous future and an achievable path towards profitability with our European production facility. Our team is committed to realizing Crailar's potential as are our customers who continue to work closely with us."

Cash and cash equivalents and investments at Sept 28, 2013 were $0.35 million, down from $2.9 million at December 31, 2012. The changes in cash equivalents resulted from $7.5 million of cash used in operations and $2.8 million of cash invested in property and equipment, partially offset by $7.5 million of cash from financing activities through the issuance of $8.1million of convertible debentures (net $7.3 million after expenses) and $.20 million of common stock and exchange gains of $0.3 million. The Company continues to explore financing options with its strategic customers and has completed the due diligence phase. Three strategic customers have indicated an interest in contributing financial resources in varying forms and we hope to conclude this process soon. Until these resources become available, if at all, two employees and one independent director have provided bridge financing to enable the Company to conclude a financing.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "Adjusted EBITDA," which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), (b) income tax provision (benefit), (c) amortization of intangibles and impairment loss, (d) depreciation and amortization, (e) share-based compensation expense, and (f) non-cash write-downs of equipment and inventory.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company's operating performance because it assists in comparing the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of developmental companies. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company's ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended

	Sept 28,	Sept 30,	Sept 28,	Sept 30,

	2013	2012	2013	2012

Consolidated

Net loss	($5,675)	($2,032)	($11,930)	($6,265)

Interest expense, net	588	41	1,383	42

Income tax (benefit) provision	-	-	-	-

Depreciation and amortization	289	60	636	165

EBITDA	(4,798)	(1,931)	(9,911)	(6,058)

Share-based compensation	607	490	1,643	1,944

Write down of inventory	2,549	-	3,423	-

Rent expense for rent-free period	40	-	114	-

Fair value adjustment to derivative liabilities	28	(80)	(453)	189

Adjusted EBITDA	($1,574)	($1,521)	($5,184)	($3,925)

Conference Call

A conference call to discuss the Company's third quarter ended September 28, 2013 results, as well as an update on the Company's financing activities, production schedule and ramp up, partner activities, and agricultural activities, is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, November 7, 2013. Participants may access the call by dialing 888-428-7458 (North America) or 862-255-5400 (international), 5 to 10 minutes before the call, and asking for the Crailar Technologies Inc. third quarter 2013 conference call. In addition, the call will be broadcast live over the Internet and accessible through the investor section of the CRAiLAR website: www.crailar.com/company/investors. If you are unable to participate during the live call, an audio replay will be available until 11:59 pm Eastern Time on November 21, 2013 by dialing 877-870-5176 or 858-384-5517 for international callers, and entering pin number 38864995. The playback of the call will also be available on the investor relations page of CRAiLAR's website.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, PVH Corp., Cotswold Industries, Cone Mills and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Crailar Technologies Inc.
Consolidated Balance Sheet
(in thousands, except share and per share amounts)

	Sept 28,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	347	2,877
Accounts receivable	39	72
Inventory	2,419	2,905
Prepaid expenses and other	271	107

Total current assets	3,076	5,961
Deferred Debt Issuance Costs	1,575	1,024
Property and Equipment, net	15123	13,249
Intangible Assets, net	157	95

Total assets	19,931	20,329

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	2,014	1,406
Accrued liabilities	2,554	1,481
Derivative Liability	327	488

Total current liabilities	4,568	3,375
Long Term Debt	17,272	10,051

Total liabilities	21,840	13,426
Stockholders' equity:
Common stock, authorized: 100,000,000 common shares without par value
Issued and outstanding : 44,472,698 common shares	33,010	32,617
(September 30, 2012 - 43,923,111)
Subscription receivable	(64)	(64)
Additional Paid-in Capital	9,304	7,061
Accumulated Other Comprehensive Loss	24	(459)
Deficit	(11,485)	(11,731)
Deficit accumulated in the development stage	(32,679)	(20,522)

Total stockholders' equity	(1,909)	6,902

Total liabilities and stockholders' equity	19,931	20,329

Crailar Technologies Inc.
Consolidated Income Statement
(in thousands, except share and per share data)

	Thirteen Weeks Ended

	September
	2013	2012
Revenues	15	-
Cost of sales	22	-

Gross profit (loss)	(7)	-
Operating expenses:
Advertising and promotion	126	225
Amortization and depreciation	289	60
Consulting and contract labour	105	201
Facility costs	351	-
General and administrative	355	259
Interest	588	41
Professional fees	125	97
Research and development	130	292
Salaries and benefits	1,009	936

Loss from operations	(3,078)	(2,111)
Other (income) expense:
Loss on disposal of assets	(13)	-
Write down of inventory	(2,549)	-
Fair Value adjustment derivative liabilities	(28)	80

Total other expense, net	(2,590)	80

Net loss	(5,668)	(2,031)

EPS - basic and diluted	$ (0.13)	$ (0.05)
Shares used in computation of basic and diluted net loss per share	44,421,148	42,865,834

Crailar Technologies Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Thirty-Nine Weeks Ended
	September
	2013	2012
Operating activities
Net loss	(11,930)	(6,265)
Adjustments to reconcile net loss to net cash from operating activities
Amortization and depreciation	875	165
Amortization of deferred debt issuance costs	288	-
Rent	114	-
Stock based compensation	1,643	1,944
Write down of equipment	13	-
Gain on disposal of assets	(790)	-
European transition and restructuring costs	3,423	-
Fair value adjustment of derivative liability	(453)	189
Changes in working capital assets and liabilities
Decrease (Increase) in accounts receivable	33	(17)
(Increase) in inventory	(2,937)	(1,822)
(Increase) decrease in prepaid expenses	(165)	11
Increase in accounts payable	608	440
(Decrease) increase in accrued liabilities	959	116

Net cash used in operating activities of continuing operations	(7,493)	(5,240)

Net cash flows used in operating activities	(7,493)	(5,240)

Investing activities
Purchase of property and equipment	(2,735)	(6,048)
Acquisition of intangible assets	(89)	(32)

Net cash flows used in investing activities	(2,824)	(6,080)

Financing activities
Issuance of capital stock and warrants	240	3,546
Convertible Debenture	8,143	10,231
Deferred issuance costs for convertible debenture	(876)	(1,060)

Net cash flows from financing activities	7,507	12,717

Effect of exchange rate changes on cash and cash equivalents	280	114

Increase (decrease) in cash and cash equivalents	(2,530)	1,517
Cash and cash equivalents, beginning	2,877	6,341

Cash and cash equivalents, ending	347	7,858

Supplemental disclosures of cash flow information:
Cash paid for interest	277	-
Capital stock issued as share issue costs	-	-

For further information please contact:

Investor Contact:
Mark McPartland
MZ Group
(646) 593-7140
ir@crailar.com

Corporate Officer:
Guy Prevost
Corporate Controller and Compliance Officer
CRAiLAR Technologies Inc.
(866) 436-7869
ir@crailar.com

ADVISORY: This press release contains forward looking statements which may include statements concerning completion of any proposed acquisitions, capital programs, debt, funds flow from operations, closing date of the Offering and the anticipated use of the net proceeds of the Offering. Although CL believes that the expectations reflected in these forward looking statements are reasonable, undue reliance should not be placed on them because CL can give no assurance that they will prove to be correct. Since forward looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Any proposed acquisition may not be completed if required approvals or some other condition to closing is not satisfied. The closing of the Offering could be delayed if CL is not able to obtain the necessary regulatory and stock exchange approvals on the timelines it has planned. The Offering will not be completed at all if these approvals are not obtained or some other condition to the closing is not satisfied. Accordingly, there is a risk that any proposed acquisition or offering will not be completed within the anticipated time or at all. The intended use of the net proceeds of the Offering by CL might change if the board of directors of CL determines that it would be in the best interests of CL to deploy the proceeds for some other purpose.

The forward looking statements contained in this press release are made as of the date hereof and CL undertakes no obligations to update publicly or revise any forward looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.